Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1/A of Auto Tool Technologies, Inc. of our report dated May 8, 2012, relating to our audits of the consolidated financial statements appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" and all other references to our firm included in such Prospectus.

/s/ HJ & Associates, LLC
HJ & Associates, LLC
Salt Lake City, Utah
August 3, 2012